Exhibit 10.1

CERTIFICATE TO SET FORTH DESIGNATIONS,
PREFERENCES, AND RIGHTS OF
8% SERIES B CONVERTIBLE PREFERRED STOCK

It is hereby certified that:

I.	The name of the corporation is Accelerize New Media, Inc. (the “Corporation”), a Delaware corporation.

II.
Set forth hereinafter is a statement of the voting powers, preferences, limitations, restrictions and relative rights of shares of 8% Series B Convertible Preferred Stock, hereinafter designated as contained in a resolution of the Board of Directors of the Corporation pursuant to a provision of the Certificate of Incorporation of the Corporation permitting the issuance of said 8% Series B Convertible Preferred Stock by resolution of the Board of Directors:

Creation of 8% Series B Convertible Preferred Stock.  Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, said Board of Directors adopted a resolution providing for the designation and issuance of 144,000 shares of 8% Series B Convertible Preferred Stock pursuant to action by the Board of Directors dated as of June 1, 2007, which resolution provides as follows:

8% Series B Convertible Preferred Stock

1.           Designation: Number of Shares.  The designation of said series of preferred stock shall be 8% Series B Convertible Preferred Stock (the "Series B Preferred Stock"). The number of shares of Series B Preferred Stock shall be 144,000.  Each share of Series B Preferred Stock shall have a stated value equal to $35.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) (the "Stated Value"), and $0.001 par value.  Unless otherwise resolved by the Board of Directors, the Corporation will not issue more than 144,000 shares of Series B Preferred Stock (“Original Issue”).

2.           Dividends.

(a)           The rights of the holders of outstanding shares of Series B Preferred Stock (“Holders”) with regard to the payment of dividends shall be junior and subject to the rights of the holders of the Corporation’s 10% Series A Convertible Preferred Stock (the “Series A Preferred Stock”).

(b)           The Holders of outstanding shares of Series B Preferred Stock shall be entitled to receive preferential dividends out of any assets of the Corporation at the time legally available therefor, after the holders of the Series A Preferred Stock have received their preferential dividend amount in full, but before any dividend or other distribution will be paid or declared and set apart for payment on any shares of any Common Stock, or other class of stock presently authorized or to be authorized (the Common Stock, and such other stock being hereinafter collectively the "Junior Stock") dividends at the rate of 8% per annum on the Stated Value, payable quarterly in arrears on each of September 1, December 1, March 1 and June 1, commencing on December 1, 2007, which dividends shall be paid, at the Corporation’s sole discretion in cash or in shares of the Corporation's Common Stock.  If the Corporation elects to pay any dividend in shares of Common Stock, the number of shares of Common Stock to be issued to the Holder shall be an amount equal to the quotient of (i) the dividend payment divided by (ii) $0.35 per share.

(c)           Subject to any rights and preferences of the Series A Preferred Stock, the dividends on the Series B Preferred Stock, at the rate provided above, shall be cumulative whether or not declared, so that, if at any time full cumulative dividends at the rate aforesaid on all shares of the Series B Preferred Stock then outstanding, from the date from and after which dividends thereon are cumulative to the end of the quarterly dividend period next preceding such time shall not have been paid or declared and set apart for payment, or if the full dividend on all such outstanding Series B Preferred Stock for the then current dividend period shall not have been paid or declared and set apart for payment, the amount of the deficiency shall be paid or declared and set apart for payment before any sum shall be set apart for or applied by the Corporation or a subsidiary of the Corporation to the purchase, redemption or other acquisition of any Junior Stock.

(d)           Dividends on all shares of the Series B Preferred Stock shall begin to accrue and be cumulative from and after the earlier of the date on which the Company receives the entire consideration for the issuance of the Series B Preferred Stock, another date agreed by the Company with the Placement Agent, or October 31, 2007. A dividend period shall be deemed to commence on the day following a dividend payment date herein specified and to end on the next succeeding dividend payment date herein specified.

3.           Liquidation.

(a)           The rights of the Holders of the Series B Preferred Stock with regard to payments at liquidation shall be junior and subject to the rights of the holders of the Series A Preferred Stock.

(b)           Subject to the rights and preferences of the Series A Preferred Stock holders, upon the dissolution, liquidation or winding-up of the Corporation, whether voluntary or involuntary, the Holders of the Series B Preferred Stock shall be entitled to receive before any payment or distribution shall be made on Junior Stock, out of the assets of the Corporation available for distribution to stockholders, the Stated Value per share of Series B Preferred Stock and all accrued and unpaid dividends to and including the year-end of the year of redemption.  Upon the payment in full of all amounts due to Holders of the Series B Preferred Stock, the holders of the Common Stock of the Corporation and any other class of Junior Stock shall receive all remaining assets of the Corporation legally available for distribution.  If the assets of the Corporation available for distribution to the Holders of the Series B Preferred Stock shall be insufficient to permit payment in full of the amounts payable as aforesaid to the Holders of Series B Preferred Stock upon such liquidation, dissolution or winding-up, whether voluntary or involuntary, then all such assets of the Corporation shall be distributed to the exclusion of the holders of shares of Junior Stock ratably among the Holders of the Series B Preferred Stock.

(c)           The purchase or the redemption by the Corporation of shares of any class of its stock, the merger or consolidation of the Corporation with or into any other corporation or entity (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock), or the sale or transfer by the Corporation of all or substantially all of its assets shall be deemed to be a liquidation, dissolution or winding-up of the Corporation for the purposes of this paragraph 3.

4.           Conversion into Common Stock.  Holders of shares of Series B Preferred Stock shall have the following conversion rights and obligations:

(a)           Subject to the further provisions of this paragraph 4 each Holder of shares of Series B Preferred Stock shall have the right at any time commencing after the issuance to the Holder of Series B Preferred Stock, to convert such shares, accrued and unpaid dividends on such shares, (collectively “Obligation Amount”) into fully paid and non-assessable shares of Common Stock of the Corporation determined in accordance with the Conversion Price provided in paragraph 4(b) below (the "Conversion Price").  All issued or accrued but unpaid dividends may be converted at the election of the Holder simultaneously with the conversion of principal amount of Stated Value of Series B Preferred Stock being converted at $0.35 per share, subject to adjustment as set forth in this section.

(b)           The number of shares of Common Stock issuable upon conversion of the Obligation Amount shall equal (i) the sum of (A) the Stated Value per share being converted, and (B) at the Holder's election, accrued and unpaid dividends on such share divided by (ii) the Conversion Price.  The Conversion Price shall be $0.35, subject to adjustment as described herein.

(c)           Holder will give notice of its decision to exercise its right to convert the Series B Preferred Stock or part thereof by telecopying an executed and completed Notice of Conversion (a form of which is annexed as Exhibit A to this Certificate of Designations) to the Corporation via confirmed telecopier transmission or otherwise pursuant to Section 5.5 of the Subscription Agreement (the "Subscription Agreement") between the Holder and the Corporation which was entered into under the terms of the Corporation's Confidential Private Placement Memorandum dated June 1, 2007.  The Holder will not be required to surrender the Series B Preferred Stock certificate until the Series B Preferred Stock has been fully converted.  Each date on which a Notice of Conversion is telecopied to the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date.  The Corporation will itself or cause the Corporation’s transfer agent to transmit the Corporation's Common Stock certificates representing the Common Stock issuable upon conversion of the Series B Preferred Stock to the Holder via express courier for receipt by such Holder within three (3) business days after receipt by the Corporation of the Notice of Conversion (the "Delivery Date").  In the event the Common Stock is electronically transferable, then delivery of the Common Stock must be made by electronic transfer provided request for such electronic transfer has been made by the Holder.  A Series B Preferred Stock certificate representing the balance of the Series B Preferred Stock not so converted will be provided by the Corporation to the Holder if requested by Holder, provided the Holder has delivered the original Series B Preferred Stock certificate to the Corporation.  To the extent that a Holder elects not to surrender Series B Preferred Stock for reissuance upon partial payment or conversion, the Holder hereby indemnifies the Corporation against any and all loss or damage attributable to a third-party claim in an amount in excess of the actual amount of the Stated Value of the Series B Preferred Stock then owned by the Holder.

In the case of the exercise of the conversion rights set forth in paragraph 4(a), the conversion privilege shall be deemed to have been exercised and the shares of Common Stock issuable upon such conversion shall be deemed to have been issued upon the date of receipt by the Corporation of the Notice of Conversion.  The person or entity entitled to receive Common Stock issuable upon such conversion shall, on the date such conversion privilege is deemed to have been exercised and thereafter, be treated for all purposes as the record holder of such Common Stock and shall on the same date cease to be treated for any purpose as the record holder of such shares of Series B Preferred Stock so converted.

Upon the conversion of any shares of Series B Preferred Stock, no adjustment or payment shall be made with respect to such converted shares on account of any dividend on the Common Stock, except that the holder of such converted shares shall be entitled to be paid any dividends declared on shares of Common Stock after conversion thereof.

The Corporation shall not be required, in connection with any conversion of Series B Preferred Stock, and payment of dividends on Series B Preferred Stock to issue a fraction of a share of its Series B Preferred Stock or Common Stock and shall instead deliver a stock certificate representing the nearest whole number.

(d)           The Conversion Price determined pursuant to Paragraph 4(b) shall be subject to adjustment from time to time as follows:

(i)           In case the Corporation shall at any time (A) declare any dividend or distribution on its Common Stock or other securities of the Corporation other than the Series A Preferred Stock and the Series B Preferred Stock, (B) split or subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or (D) issue by reclassification of its Common Stock any shares or other securities of the Corporation, then in each such event the Conversion Price shall be adjusted proportionately so that the Holders of Series B Preferred Stock shall be entitled to receive the kind and number of shares or other securities of the Corporation which such Holders would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Series B Preferred Stock been converted immediately prior to the happening of such event (or any record date with respect thereto).  Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made to the Conversion Price pursuant to this paragraph 4(d)(i) shall become effective immediately after the effective date of the event.

(ii)           Subject to the preferences of the Series A Preferred holders,  for so long as Series B Preferred Stock is outstanding, without the prior written consent of the holders of at least a majority of the outstanding shares of Series B Preferred Stock the Corporation cannot (a) issue or sell, or deem to have issued or sold, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Corporation); or (b) grant or sell or reprice any options or convertible securities (but excluding shares of Common Stock, options or convertible securities issued or deemed to have been issued by the Corporation in connection with an Approved Stock Plan, and shares of Common Stock issued as dividends to holders of Series A Preferred, which can be issued for a consideration per share as low as $0.15) for a consideration per share less than $0.35 per share.  “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Corporation, pursuant to which the Corporation’s securities may be issued to any employee, officer or director for services provided to the Corporation in that capacity.

(e)           (i)           In case of any merger of the Corporation with or into any other corporation or entity (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock) then unless the right to convert shares of Series B Preferred Stock shall have terminated as part of such merger, lawful provision shall be made so that Holders of Series B Preferred Stock shall thereafter have the right to convert each share of Series B Preferred Stock into the kind and amount of shares of stock and/or other securities or property receivable upon such merger by a Holder of the number of shares of Common Stock into which such shares of Series B Preferred Stock might have been converted immediately prior to such consolidation or merger.  Such provision shall also provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in sub-paragraph (d) of this paragraph 4.  The foregoing provisions of this paragraph 4(e) shall similarly apply to successive mergers.

(ii)           In case of any sale or conveyance to another person or entity of the property of the Corporation as an entirety, or substantially as an entirety, in connection with which shares or other securities or cash or other property shall be issuable, distributable, payable, or deliverable for outstanding shares of Common Stock, then, unless the right to convert such shares shall have terminated, lawful provision shall be made so that the Holders of Series B Preferred Stock shall thereafter have the right to convert each share of the Series B Preferred Stock into the kind and amount of shares of stock or other securities or property that shall be issuable, distributable, payable, or deliverable upon such sale or conveyance with respect to each share of Common Stock immediately prior to such conveyance.

(f)           Whenever the number of shares to be issued upon conversion of the Series B Preferred Stock is required to be adjusted as provided in this paragraph 4, the Corporation shall forthwith compute the adjusted number of shares to be so issued and prepare a certificate setting forth such adjusted conversion amount and the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series B Preferred Stock and the Common Stock; and the Corporation shall mail to each Holder of record of Series B Preferred Stock notice of such adjusted conversion price.

(g)           In case at any time the Corporation shall propose:

(i)           to pay any dividend or distribution payable in shares upon its Common Stock or make any distribution (other than cash dividends) to the holders of its Common Stock; or

(ii)           to offer for subscription to the holders of its Common Stock any additional shares of any class or any other rights; or

(iii)           any capital reorganization or reclassification of its shares or the merger of the Corporation with another corporation or entity (other than a merger in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification, conversion, or change of the outstanding shares of Common Stock); or

(iv)           the voluntary dissolution, liquidation or winding-up of the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least fifteen (15) days prior notice of the date on which (A) the books of the Corporation shall close or a record be taken for such stock dividend, distribution, or subscription rights, or (B) such capital reorganization, reclassification, merger, dissolution, liquidation or winding-up shall take place, as the case may be, to be mailed to the Transfer Agent for the Series B Preferred Stock and for the Common Stock and to the Holders of record of the Series B Preferred Stock.

(h)           The term “Common Stock” as used in this Certificate of Amendment shall mean the $0.001 par value Common Stock of the Corporation as such stock is constituted at the date of issuance thereof or as it may from time to time be changed, or shares of stock of any class or other securities and/or property into which the shares of Series B Preferred Stock shall at any time become convertible pursuant to the provisions of this paragraph 4.

(i)           The Corporation shall pay the amount of any and all issue taxes (but not income taxes) which may be imposed in respect of any issue or delivery of stock upon the conversion of any shares of Series B Preferred Stock, but all transfer taxes and income taxes that may be payable in respect of any change of ownership of Series B Preferred Stock or any rights represented thereby or of stock receivable upon conversion thereof, shall be paid by the person or persons surrendering such stock for conversion.

(j)           If at any time after the Corporation's Common Stock is approved for listing on an exchange or quoted on the Nasdaq Stock Market, Inc. or in the over-the-counter market, if ever, and the average closing price of the Corporation's Common Stock is $1.00 or more per share for 10 consecutive trading days, then, at the Corporation's sole option, upon 30 days prior notice to the Holder in accordance with Section 11 of the Subscription Agreement the shares of Series B Preferred Stock are subject to mandatory conversion by the Corporation pursuant to the provisions of this Section.

5.           Voting Rights.  Except as otherwise provided by law, the Holders of all outstanding shares of Series B Preferred Stock will vote together with holders of Corporation's Series A Preferred Stock and the holders of the Corporation’s Common Stock on all matters submitted to a vote of the Corporation's stockholders.  Each share of Series B Preferred Stock is entitled to the number of votes which equals the number of shares of Common Stock into which it is then convertible.

6.           Restrictions and Limitations. The Corporation shall not amend its certificate of incorporation without the approval by the Holders of at least a majority of the then outstanding shares of Series B Preferred Stock if such amendment would:

(a)           change the relative seniority rights of the Holders of Series B Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation, or create any other class or series of capital stock entitled to seniority as to the payment of dividends in relation to the Holders of Series B Preferred Stock;

(b)           reduce the amount payable to the Holders of Series B Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the Holders of Series B Preferred Stock to the rights upon liquidation of the holders of other capital stock of the Corporation, or change the dividend rights of the Holders of Series B Preferred Stock;

(c)           cancel or modify the conversion rights of the Holders of Series B Preferred Stock provided for in Section 4 herein;

(d)           reduce or modify the voting rights of the Holders of Series B Preferred Stock provided for in Section 5 herein; or

(e)           cancel or modify the rights of the Holders of the Series B Preferred Stock provided for in this Section 6.

7.           Redemption.  The shares of Series B Preferred Stock are redeemable at the Corporation’s sole discretion at any time after June 1, 2012, at a redemption price of fifty two and one half dollars ($52.50) per share, plus all accrued and unpaid dividends as of the redemption date.

8.           Status of Converted or Redeemed Stock.  In case any shares of Series B Preferred Stock shall be redeemed, converted or otherwise reacquired, the shares so redeemed, converted or reacquired shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series B Preferred Stock.

9.           Authority to Amend.  This Certificate of Amendment was adopted by the Corporation’s Board of Directors as of June 1, 2007, and no stockholder consent was required for the adoption thereof pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of said Corporation.

10.           Registration Rights.   The Company has agreed to use its best efforts to obtain a ticker symbol under which its shares will be traded in the Over-The-Counter Bulletin Board (“OTC.BB”) after the Offering Period.  At such time as trading commences on the OTC.BB, the Company will use its best efforts to file within 120 days a registration statement covering the common shares into which the Series B shares are convertible and the shares subject to Common Stock Purchase Warrants.

IN WITNESS WHEREOF, the undersigned, being the President of this Corporation, has executed this Certificate as of June 1, 2007.

ACCELERIZE NEW MEDIA, INC.

By: /s/ Brian Ross

Brian Ross, President

EXHIBIT A

NOTICE OF CONVERSION

(To Be Executed By the Registered Holder in Order to Convert the Series B Convertible Preferred Stock of Accelerize New Media, Inc.)

The undersigned hereby irrevocably elects to convert $______________ of the Stated Value of the above 8% Series B Convertible Preferred Stock into shares of Common Stock of Accelerize New Media, Inc. according to the conditions hereof, as of the date written below.

Date of Conversion:________________________________________________________________________

Applicable Conversion Price Per Share:__________________________________________________________

Number of Common Shares Issuable Upon This Conversion:__________________________________________

An 8% Series B Convertible Preferred Stock certificate is being delivered herewith.  The unconverted portion of such certificate, if any, should be reissued and delivered to the undersigned.

Signature:________________________________________________________________________________

Print Name:_______________________________________________________________________________

Address:_________________________________________________________________________________

Deliveries Pursuant to this Notice of Conversion Should Be Made to:

________________________________________________________________________________________

________________________________________________________________________________________

________________________________________________________________________________________